UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2026
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

On June 30, 2026, Akebia Therapeutics, Inc. (the "Company") and U.S. Renal Care ("USRC) issued a press release announcing the results of a planned interim analysis of the Vafseo Outcomes In Center Experience ("VOICE") trial and that it met the predefined stopping criteria by establishing non-inferiority and superiority of the primary composite endpoint and the decision by USRC Kidney Research to stop the trial on this basis. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by a specific reference in such filing.

Item 8.01    Other Events.

On June 30, 2026, the Company and USRC announced the results of a planned interim analysis of the VOICE trial and that it met the predefined stopping criteria by establishing non-inferiority and superiority of the primary composite endpoint and the decision by USRC Kidney Research to stop the trial on this basis. The primary investigator made the decision to stop the trial after a recommendation from the Independent Data Monitoring Committee and Trial Steering Committee, based on an interim analysis of data from the trial as of the June 1, 2026 data cutoff date meeting the prespecified stopping criteria.

The VOICE trial enrolled 2,116 patients and was designed as a randomized, open-label, active controlled, non-inferiority trial sponsored by USRC to measure the safety of Vafseo® (vadadustat) administered three times weekly ("TIW") versus standard-of-care erythropoiesis stimulating agent ("ESA"). The primary endpoint is a hierarchical composite endpoint of all-cause mortality and all-cause hospitalization, analyzed by the win-odds method. Vafseo is an oral hypoxia-inducible factor prolyl hydroxylase inhibitor approved for the treatment of anemia due to chronic kidney disease in adults who have been receiving dialysis for at least three months.

Results of the planned interim analysis as of June 1, 2026, the data cutoff date, demonstrated that the trial met the predefined stopping criteria with a win odds of 1.16 (95% confidence interval ("CI") 1.06, 1.28, p=0.0016), establishing non-inferiority and superiority of the primary composite endpoint. The results further demonstrated a statistically significant decrease in hospitalizations with Vafseo versus ESA (1.11 versus 1.23 hospitalizations per patient year, incidence rate ratio of 0.90 (95% CI, 0.824, 0.988). There was no statistically significant difference between mortality rates with Vafseo versus ESA (8.77% versus 8.78% per 100 patient years, incidence rate ratio of 1.00 (95% CI 0.718, 1.391).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 30, 2026, issued by Akebia Therapeutics, Inc. and U.S. Renal Care
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

IGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: June 30, 2026	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer